Exhibit 10.3

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***]

2025 OMNIBUS AMENDMENT

THIS 2025 OMNIBUS AMENDMENT (this "Amendment") is entered into as of the last date set forth on the signature page hereto, by and between Spirit Airlines, LLC f/k/a Spirit Airlines, Inc. ("Carrier"), and U.S. Bank National Association (“U.S. Member”), U.S. Bank National Association, acting through its Canadian branch ("Canada VISA Member"), Elavon Canada Company (“Canada MasterCard Member” together with U.S. Member and Canada VISA Member, including in their respective capacities as servicers under the Agreements (as defined below), the “Provider”).

RECITALS

A.Carrier and U.S. Member are parties to a Signatory Agreement (U.S. VISA and MasterCard Transactions), dated as of May 21, 2009 (as the same has been amended, restated or otherwise modified from time to time (including as amended by Letter Agreement (2024-1), Letter Agreement (2024- 2), Letter Agreement (2024-3) and Letter Agreement (2025-1)), with the Master Terms of Service (“MTOS”) incorporated therein, the "U.S. Agreement").
B.Carrier, Canada Visa Member and Canada Mastercard Member are parties to that certain Signatory Agreement (Canadian Transactions) dated as of March 14, 2019 (as the same has been amended, restated or otherwise modified from time to time, and MTOS incorporated therein, the “Canadian Agreement,” and together with the U.S. Agreement, the “Agreements”).

C.Carrier and Provider desire to make certain changes to the Agreements and have therefore agreed to enter into this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree to be bound as follows:

Section 1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreements unless the context shall otherwise require.

Section 2.    Agreements.

2.1 Definitions.

(a)The term, “Applicable Rate,” as defined in Section 1.1 of the MTOS is deleted and replaced with the following:

“Applicable Rate – The Applicable Rate shall be determined in accordance with the Exposure Protection Schedule.”

(b)The term, “Deposit,” as defined in Section 1.1 of the MTOS is deleted in its entirety and replaced by the term, “Security Amount” (as defined in the Exposure Protection Schedule), and all references in the Agreements to the “Deposit” shall be replaced with references to the “Security Amount.”

(c)The term “Notes Condition” shall be deleted in its entirety.

(d)The term, “Settlement Period,” as defined in Section 1.1 of the MTOS is deleted.

(e)The following definitions are added to Section 1.1 of the MTOS in alphabetical order as follows:

“Operating Guide – Provider’s Operating Guide, located at https://www.mypaymentsinsider.com/api/file/c/Operating_Guide_English (or such other website that Provider may specify), that prescribes rules and procedures governing
Transactions and Carrier’s use of the Services. Provider may amend the Operating Guide from time to time, which amendments will be effective upon notice to Carrier.”

“Provider – Each Member and/or Servicer that is a party to any agreement with Carrier for the provision of Card processing services or other related services. Each reference to “Provider” in the Agreement shall be to, as appropriate, the applicable Member(s) with respect to Services provided by such Member(s).”

“PSS Provider – A third party used by Carrier to provide or otherwise manage its passenger service system.”

“Settlement File –The settlement file summarizing Travel Costs and Transactions submitted by Carrier by electronic transmission to Provider in such form or format as the parties may agree.”

2.2     Operating Guide. A new Section 2.3 is added to the MTOS as follows:

“2.2 In addition to the terms of the Agreement, Carrier will comply with the applicable provisions of the Operating Guide (provided, that all references in the Operating Guide that refer to “Elavon” will be deemed to refer to Providers) and any documentation that Provider provides to Carrier in writing from time to time that is applicable to the services provided by Provider. If a conflict exists between the terms of any Signatory Agreement (including any amendment or addendum thereto) or the MTOS and the Operating Guide, the terms of such Signatory Agreement and the MTOS shall apply.”

2.3 Term. Section 10 of the U.S. Agreement and Section 10 of the Canadian Agreement are each amended and restated in its entirety to read as follows:

“10. Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to Section 15 of the MTOS, shall continue until December 31, 2027 (the “Current Maturity Date”); provided that the Agreement will automatically extend for two
(2) successive terms of one (1) year after the Current Maturity Date, but in no event later than December 31, 2029, unless either party provides written notice to the other of its intent not to extend the Agreement for any such additional year by giving written notice of such determination at least ninety (90) days prior to the expiration of the then effective current term.”

2.4 Settlement. Section 6.2(e) of the MTOS is deleted in its entirety and replaced with the following:

“(e)    Subject to any rights of Provider to retain and hold funds pursuant to the Agreement (including, without limitation, pursuant to the Exposure Protection Schedule), Provider will endeavor to deposit, or cause to be deposited, on each Business Day, via federal wire transfer, in the case of U.S. dollar Transactions, and SWIFT, in the case of Canadian dollar Transactions, into the applicable Settlement Account for each applicable currency, an amount equal to the amount of Net Activity relating to such currency for each Business Day.”

2.5 Exposure Protection Schedule. The Exposure Protection Schedule to the Agreements is amended and restated as set forth on Exhibit A hereto.

Section 3.    Acknowledgement. Each party acknowledges and agrees that the modifications contained are limited to the precise meaning of the words as written herein.

Section 4.    Effective Date. This Amendment shall become effective upon execution and delivery to Provider of duly executed counterparts hereof by Provider and Carrier (the “Effective Date”).

Section 5.    Merger and Integration, Superseding Effect. Except as expressly modified under this Amendment, all of the terms and conditions of the Agreements remain in full force and effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof. All references contained in the Agreements and the
Schedules thereto to “Agreement” shall mean the Agreements as supplemented and amended hereby.

Section 6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Amendment when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year written below.

SPIRIT AIRLINES, LLC
By: /s/ Brian McMenamy

Name: Brian McMenamy
Title: VP and Controller

Date: 8/20/2025 | 10:29:55 AM PDT

U.S. BANK NATIONAL ASSOCIATION,
acting through its Canadian branch

By: /s/ Kurt Jarrett
Name: Kurt Jarrett
Title: SVP Credit Risk    Date: 8/20/2025 | 1:25:02 PM EDT

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kurt Jarrett
Name: Kurt Jarrett

ELAVON CANADA COMPANY

By: /s/ Kurt Jarrett
Name: Kurt Jarrett
Title:
SVP Credit Risk

Title:

SVP Credit Risk

Date:
8/20/2025 | 1:25:02 PM EDT

Date:

8/20/2025 | 1:25:02 PM EDT

EXHIBIT A

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